UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2012

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania		17543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangement of Certain Officers

On August 23, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Susquehanna Bancshares, Inc. (“Susquehanna”), after thorough evaluation, approved an amendment and restatement of the Susquehanna’s Supplemental Executive Retirement Plan, effective as of January 1, 2012 (the “SERP”). In addition to certain other executive officers of Susquehanna, all of the named executive officers of Susquehanna (the “NEOs”) participate in the SERP as described in more detail below.

The SERP is a nonqualified deferred compensation plan intended to provide supplemental retirement benefits to key executives of Susquehanna approved by the Committee (including our NEOs) in excess of what can be provided for under Susquehanna’s tax-qualified pension and defined contribution plans so that total compensation, including overall retirement benefits, provides a retention incentive and is comparable to the total compensation offered by our peers. The description below summarizes the material terms of the benefits provided to certain of the NEOs under the SERP, as amended:

•

An annual earnings credit of 13% (10% for any NEO designated at the Tier 2 level) of the NEOs’ calendar year earnings (as defined below), offset by the NEOs’ annual accrual under the Susquehanna Bancshares, Inc. Cash Balance Pension Plan (the “Pension Plan”) and employer contributions under the Susquehanna Bancshares Inc. 401(k) Plan (the “401(k) Plan”), as described below. Specifically, for purposes of calculating the NEOs’ benefit under the SERP, the benefit under the SERP is offset by the NEOs’ annual earnings credit under the Pension Plan (which was otherwise frozen as of June 30, 2009 with respect to any Susquehanna employee who was not age 50 or had 15 years of service as of June 30, 2009 but under which the NEOs continue to accrue a benefit because they were all older than age 50 or had 15 years of credited service as of June 30, 2009), the maximum amount of employer matching contributions each NEO could receive under the 401(k) Plan regardless of whether each NEO actually defers enough under the 401(k) Plan to receive the maximum employer matching contributions and the 401(k) Plan fixed profit sharing contribution.

•

All of the NEOs participate in the SERP with an annual earnings credit of 13%, with the exception of Bernard A. Francis, Jr., Susquehanna’s Senior Vice President and Group Executive, and Eddie L. Dunklebarger, Susquehanna’s Executive Vice President. Under the SERP, as amended, Mr. Francis has been designated as a Tier 2 participant and participates with an annual earnings credit of 10%. Mr. Dunklebarger does not participant in the SERP, as amended, but instead continues to participate in the SERP according to the terms in effect prior to the amendment and restatement and as filed with the SEC on Form 10-K for the fiscal year ended December 31, 2008.

•

An annual interest credit based on each NEOs’ SERP account balance equal to a floating corporate bond index. The SERP has been amended to remove the existing 5% floor rate but remains subject to a maximum rate of 8%.

•

Earnings is defined to include all base pay plus performance bonuses, but excluding special compensation such as long-term incentive compensation, commissions, allowances and other extraordinary remunerations, unless otherwise determined by the Committee. Deferred amounts under a nonqualified deferred compensation plan or 401(k) Plan or amounts used to pay for pre-tax welfare benefits are included as earnings. Earnings are not capped at the IRS limits applicable under tax qualified retirement plans.

•	A life annuity form of benefit paid upon a separation from service, other than upon certain terminations due to death where benefits are paid in a lump sum.

The SERP provides for 3 year cliff vesting on each NEOs’ SERP account balance with 100% accelerated vesting upon disability (based on Susquehanna’s long-term disability plan), normal retirement (the later of age 65 or 5th anniversary), a change of control (as defined in Susquehanna’s Key Employee Severance Pay Plan) or such other circumstances as determined by the Committee. If an NEO is married, the SERP provides for payment of 100% of each NEOs’ SERP account balance upon death. If an NEO is not married, the SERP provides for payment of 50% of each NEOs’ SERP account balance, with the remaining 50% being forfeited. Other than the vesting for special one-time additions discussed below or as otherwise determined by the Committee, starting with SERP accruals for calendar year 2012, if an NEO terminates employment for any reason other than due to normal retirement, death or disability, the NEOs will forfeit any annual earnings credits and interest contributed to their account over the previous two calendar years.

In addition to the foregoing, the SERP as amended and restated provides for special one-time additions of $500,000 to Drew K. Hostetter, Susquehanna’s Executive Vice President and Chief Financial Officer, and $437,150 to Michael M. Quick, Susquehanna’s Executive Vice President and Chief Corporate Credit Officer. The one-time additions are subject to vesting based on the number of months each NEO is employed with Susquehanna from the date the one-time addition is credited to each NEOs’ account, until age 65.

The SERP was previously amended in 2004 to permit certain individuals designated by the Committee, including William J. Reuter, our Chairman and Chief Executive Officer, to receive a minimum benefit under the SERP equal to (1) 75% of the benefit the individual would have received under the terms of Susquehanna’s Retirement Income Plan in effect prior to January 1, 1998 (the “Income Plan”) based on the individual’s service and compensation as of his or her early, normal or later retirement date, as applicable under the Income Plan, reduced by (2) his or her accrued benefit under the Pension Plan. The SERP, as now amended, increases this minimum benefit for Mr. Reuter such that he will receive 93% of the benefit set forth in (1) above if he remains employed until age 65 and a pro-rated amount between 75% and 93% if he leaves employment between January 1, 2012 and age 65. No other NEOs receive this minimum benefit.

The SERP is an unfunded and unsecured arrangement subject to the claims of Susquehanna’s creditors, intended to be a “top-hat” plan within the meaning of section 201(2) of ERISA and structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

The above description of the material terms of the SERP is qualified in its entirety by the full text of the SERP that is attached as an Exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Supplemental Executive Retirement Plan (Amended and Restated, effective as of January 1, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Lisa Cavage
Lisa M. Cavage
Senior Vice President, Corporate Secretary and Counsel

Dated: August 27, 2012

Exhibit Index

Exhibit Number	Description

10.1	Supplemental Executive Retirement Plan (Amended and Restated, effective as of January 1, 2012)